UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Aeglea BioTherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

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AEGLEA BIOTHERAPEUTICS, INC.

901 S. MoPac Expressway

Barton Oaks Plaza One, Suite 250

Austin, TX 78746

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 8, 2018

Dear Stockholders:

You are cordially invited to attend the 2018 Special Meeting of Stockholders of Aeglea BioTherapeutics, Inc. The meeting will be held on Monday, October 8, 2018, at 9:00 a.m. local time at 901 S. MoPac Expressway, Barton Oaks Plaza One, Suite 250, Austin, TX 78746.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To approve an amendment to our 2016 Equity Incentive Plan.
2.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on August 23, 2018 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. This Notice and the accompanying proxy statement are being mailed out to stockholders as of the record date beginning on or about September 6, 2018. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at our headquarters.

Your vote as an Aeglea BioTherapeutics, Inc. stockholder is very important. Each share of stock that you own represents one vote. For questions regarding your stock ownership, you may contact us through our website at http://ir.aegleabio.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, by email through the American Stock Transfer & Trust Company website at www.amstock.com/main/nav_contactUs.asp or by phone at (800) 937-5449.

By Order of the Board of Directors,

Anthony G. Quinn, M.B Ch.B, Ph.D.

President and Chief Executive Officer

Austin, Texas
September 6, 2018

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

AEGLEA BIOTHERAPEUTICS, INC.

PROXY STATEMENT FOR 2018 SPECIAL MEETING OF STOCKHOLDERS

AEGLEA BIOTHERAPEUTICS, INC.

901 S. MoPac Expressway

Barton Oaks Plaza One, Suite 250

Austin, TX 78746

PROXY STATEMENT FOR THE 2018 SPECIAL MEETING OF STOCKHOLDERS

September 6, 2018

Information About Solicitation and Voting

The accompanying proxy is solicited on behalf of the board of directors of Aeglea BioTherapeutics, Inc. (“Aeglea”) for use at Aeglea’s 2018 Special Meeting of Stockholders (“Special Meeting”) to be held on October 8, 2018, at 9:00 a.m. local time, and any adjournment or postponement thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about September 6, 2018. An electronic copy of this Proxy Statement is available at www.proxyvote.com.

General Information About the SPECIAL Meeting

Purpose of the Special Meeting

At the Special Meeting, stockholders will act upon the proposals described in this Proxy Statement for the 2018 Special Meeting (“Proxy Statement”).

Record Date; Quorum

Only holders of record of common stock at the close of business on August 23, 2018 (“Record Date”) will be entitled to vote at the Special Meeting. At the close of business on the Record Date, we had 22,081,554 shares of common stock outstanding and entitled to vote. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.

The holders of a majority of the voting power of the shares of stock entitled to vote at the Special Meeting as of the Record Date must be present at the Special Meeting in order to hold the Special Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Special Meeting if you are present and vote in person at the Special Meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

In deciding all matters at the Special Meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on the Record Date. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Trust & Transfer Company, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Special Meeting or vote by telephone, by Internet, or by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Special Meeting. Because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Special Meeting.

Approval of the amendment to the 2016 Equity Incentive Plan to (i) provide for an increase in the number of shares of common stock reserved for issuance thereunder by 1,759,602 shares, (ii) extend the term of the Plan through August 7, 2028 and (iii) provide for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year for the remaining term of the plan equal to (a) 4.0% of the number of issued and outstanding shares of common stock on December 31 of the immediately preceding year, or (b) a lesser amount as approved by the board each year, will be obtained if the number of votes cast “FOR” the proposal at the Special Meeting exceeds the number of votes cast “AGAINST” the proposal.

Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Brokers, banks and other nominees typically do not have discretionary authority to vote on non-routine matters. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Under the rules and interpretations of The Nasdaq Stock Market Listing Rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors, executive compensation and certain corporate governance proposals, even if management-supported. At our Special Meeting, none of the proposals are considered a “routine” matter. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not have discretionary authority to vote on the approval of the amendment to the 2016 Equity Incentive Plan. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Special Meeting

The board of directors recommends that you vote “FOR” the approval of the amendment to the 2016 Equity Incentive Plan (“Proposal No. 1”). None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than as referenced in “Proposal No. 1—Approval of Amendment to 2016 Equity Incentive Plan—Certain Interests of Directors.”

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•	vote in person—we will provide a ballot to stockholders who attend the Special Meeting and wish to vote in person;
•	vote via telephone or Internet—in order to do so, please follow the instructions shown on your proxy card; or
•	vote by mail—complete, sign and date the proxy card enclosed herewith and return it before the Special Meeting in the envelope provided.

Votes submitted by telephone or Internet must be received by 11:59 pm Eastern Time on October 7, 2018. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote in person should you decide to attend the Special Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Special Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Special Meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet or by mail. If you are voting by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

Aeglea will pay the expenses of soliciting proxies. Following the original mailing of the soliciting materials, Aeglea and its agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, Aeglea will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Aeglea, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A stockholder who has given a proxy may revoke it at any time before it is exercised at the Special Meeting by:

•	delivering to the Corporate Secretary of Aeglea (by any means, including facsimile) a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again by telephone or Internet; or
•	attending and voting at the Special Meeting (although attendance at the Special Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that broker, bank, or other nominee to revoke any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Special Meeting. The preliminary voting results will be announced at the Special Meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (“SEC”) in a current report on Form 8-K within four business days of the Special Meeting.

PROPOSAL NO. 1

APPROVAL OF AMENDMENT TO THE 2016 EQUITY INCENTIVE PLAN

General

Our 2016 Equity Incentive Plan (“2016 Plan”) was initially adopted by our board of directors in December 2015 and subsequently approved by our stockholders in December 2015. The 2016 Plan became effective in April 2016 in connection with our initial public offering and the material terms of the 2016 Plan were reapproved by our stockholders on June 7, 2017. The 2016 Plan provides for the grant of awards to eligible employees, directors, consultants, independent contractors and advisors in the form of stock options, restricted stock awards (“RSAs”), stock bonus awards (“Stock Bonus Awards”), stock appreciation rights (“SARs”), restricted stock units (“RSUs”) and performance awards (“Performance Awards”).

Our board of directors has determined that it is in the best interests of the Company and its stockholders to seek stockholder approval of the amendment to our 2016 Plan, which will (i) provide for an increase in the number of shares of common stock reserved for issuance thereunder by 1,759,602 shares, (ii) extend the term of the Plan through August 7, 2028 and (iii) provide for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year for the remaining term of the plan equal to (a) 4.0% of the number of issued and outstanding shares of common stock on December 31 of the immediately preceding year, or (b) a lesser amount as approved by the board each year.

Reasons for the Amendment of the 2016 Plan

We are asking our stockholders to approve the amendment to the 2016 Plan because, among other things, we believe that the amendment to the 2016 Plan is in the best interests of the Company because of the continuing need to provide stock options, restricted stock units and other equity-based incentives to attract and retain qualified personnel and to respond to relevant market changes in equity compensation practices. If our stockholders do not approve the amendment to the 2016 Plan, we will be limited in our ability to continue to issue awards under the 2016 Plan in numbers sufficient to attract and motivate the highly skilled employees we need to recruit and retain. The requested pool of shares was approved by our board of directors in part to permit us to grant certain options, described below, to Dr. Anthony G. Quinn, upon appointing him as permanent President and Chief Executive Officer in July 2018.

Equity compensation is a critical element of our compensation program. Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in the highly competitive life sciences industry. We use equity awards to increase incentives on the part of eligible employees, non-employee directors and consultants who provide significant services to the company and its affiliates. We believe that providing an equity stake in the future success of our business encourages our employees to be highly motivated to achieve our long-term business goals and to increase stockholder value. Their innovation and productivity are critical to our success. Accordingly, approving the amendment to our 2016 Plan is in the best interest of our stockholders because equity awards help us to:

•	attract, motivate and retain talented employees, directors and consultants;
•	align employee and stockholder interests; and
•	link employee compensation with company performance.

We strongly believe that approval by you of the amendment to our 2016 Plan will enable us to achieve our goals in attracting and retaining our most valuable asset: our employees.

Without stock options, restricted stock units or other forms of equity incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to our future successes. These cash replacement alternatives could, among other things, reduce the cash available for investment in growth and development and cause a loss of motivation by employees to achieve superior performance over a longer period of time. Equity-based awards also directly align a portion of the compensation of our employees with the economic interests of our stockholders. If this Proposal 1 is not approved by our stockholders, we believe our ability to attract and retain the talent we need to compete in our industry would be adversely impacted, and this could affect our long-term success.

Summary of the 2016 Plan as Proposed to be Amended

The following is a summary of the principal provisions of the 2016 Plan as would be amended by these proposed amendments. This summary is qualified in its entirety by reference to the full text of the 2016 Plan which is attached as Appendix A.

We adopted the 2016 Plan, which became effective in April 2016 as the successor to our 2015 Equity Incentive Plan (the “2015 Plan”). We initially reserved 1,694,286 shares of our common stock to be issued under our 2016 Plan, which includes 594,286 shares of common stock not issued or subject to outstanding grants under our 2015 Plan at the time the 2016 Plan became effective. Currently, the 2016 Plan provides for an annual increase in the number of shares available for issuance thereunder on January 1 of each of 2017 through 2023, 4% of the number of issued and outstanding shares of the Company’s common stock on the December 31 immediately prior to the date of increase, or a lesser number as approved by our board of directors. The increase is only effective if our board of directors either confirmed the increase or approved the increase of a lesser number of shares prior to January 1 of each relevant year. Pursuant to this provision, the number of shares reserved for grant and issuance increased by 537,233 shares on January 1, 2017 and 666,807 shares on January 1, 2018. As proposed, we plan to reserve an additional 1,759,602 shares under the 2016 Plan and provide for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year for the remaining term of the plan (2028) equal to (a) 4.0% of the number of issued and outstanding shares of common stock on December 31 of the immediately preceding year, or (b) a lesser amount as approved by the board each year. In addition, the following shares are available for grant and issuance under our 2016 Plan:

•

shares subject to options or stock appreciation rights granted under our 2016 Plan that cease to be subject to the option or stock appreciation right for any reason other than exercise of the option or stock appreciation right;

•	shares subject to awards granted under our 2016 Plan that are subsequently forfeited or repurchased by us at the original issue price;
•	shares subject to awards granted under our 2016 Plan that otherwise terminate without shares being issued;
•	shares surrendered pursuant to an exchange program as defined in the Plan;
•	shares subject to awards under our 2016 Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award;
•

shares issuable upon the exercise of options or subject to other awards under our 2015 Plan that cease to be subject to such options or other awards by forfeiture or otherwise as of the date of our initial public offering;

•	shares issued under our 2015 Plan pursuant to the exercise of options that are forfeited;
•	shares issued under our 2015 Plan repurchased by us at the original issue price; and
•	shares subject to awards under our 2015 Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

Awards under the 2016 Plan settled in cash or other property rather than shares do not reduce the amount of shares available under the 2016 Plan.

Our 2016 Plan authorizes the award of stock options, RSAs, Stock Bonus Awards, SARs, RSUs and Performance Awards (each as more fully described below). No person is eligible to receive more than 400,000 shares in any calendar year under our 2016 Plan other than a new employee of ours, who is eligible to receive no more than 775,000 shares under the plan in the calendar year in which the employee commences employment. Additionally, no person is eligible to receive more than $10,000,000 in Performance Awards in any calendar year under the 2016 Plan. Further, no more than 8,200,000 shares will be issued pursuant to the exercise of ISO. Finally, no non-employee member of our board will be eligible to receive more than 100,000 shares in any calendar year under our 2016 Plan.

Our 2016 Plan is administered by our compensation committee, all of the members of which are non-employee directors and outside directors as defined under applicable federal tax laws, or by our board of directors acting in place of our compensation committee. The compensation committee has, among others, the authority to construe and interpret our 2016 Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2016 Plan, and has full power to implement and carry out the 2016 Plan, except that our board of directors will establish the terms of the grant of any awards to non-employee directors.

Our 2016 Plan provides for the grant of awards to our employees, directors, consultants, independent contractors and advisors, provided the consultants, independent contractors, directors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.  ISOs may be granted only to employees. As of July 31, 2018, we had 4 executive officers, 7 non-employee directors, and 47 employees who were eligible to participate in the 2016 Plan.

A stock option is a right to purchase a share of our common stock, subject to certain conditions, if applicable. The exercise price of stock options must be at least equal to the fair market value of our common stock on the date of grant. Stock options may vest based on time or achievement of performance conditions, or a combination of both. Stock options may be vested and exercisable within the times or upon the conditions as set forth in the award agreement and our compensation committee may provide for stock options to become exercisable at one time or from time to time, periodically or otherwise, in such number of shares or percentage of shares as it determines. The maximum term of options granted under our 2016 Plan is ten years.

An RSA is a grant by us of shares of our common stock subject to restrictions, which may vest based on time or achievement of performance conditions. The price, if any, of an RSA will be determined by the compensation committee and may be less than the fair market value of our common stock on the date of grant. Unless otherwise determined by the compensation committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

SARs provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price multiplied by the number of shares subject to the SAR. SARs may vest based on time or achievement of performance conditions.

RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve certain performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the RSU whole shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash. Unless otherwise determined in the award agreement or by the compensation committee, vesting will cease on the date the holder no longer provides services to us.

A Performance Award is an award of a cash bonus or a number of shares of our common stock that may be settled upon achievement of the pre-established performance goals in cash or by issuance of the underlying shares. Unless otherwise determined in the award agreement or by the compensation committee, vesting will cease on the date the holder no longer provides services to us. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance goals. No participant is eligible to receive more than $10,000,000 in Performance Awards in any calendar year.

Stock bonuses may be granted as additional compensation for service or performance and, therefore, will not be issued in exchange for cash.

In general, awards granted under our 2016 Plan will vest over a three or four-year period.

Our 2016 Plan permits the grant of performance-based stock and cash awards. Our compensation committee may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.

Our compensation committee may establish performance goals under which performance-based awards may be made by selecting from one or more of the following performance criteria: (a) profit before tax; (b) sales; (c) expenses; (d) billings; (e) revenue; (f) net revenue; (g) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization); (h) operating income; (i) operating margin; (j) operating profit; (k) controllable operating profit, or net operating profit; (l) net profit; (m) gross margin; (n) operating expenses or operating expenses as a percentage of revenue; (o) net income; (p) earnings per share; (q) total stockholder return; (r) market share; (s) return on assets or net assets; (t) our stock price; (u) growth in stockholder value relative to a pre-determined index; (v) return on equity; (w) return on invested capital; (x) cash flow (including free cash flow or operating cash flows); (y) balance of cash, cash equivalents and marketable securities; (z) cash conversion cycle; (aa) economic value added; (bb) individual confidential business objectives; (cc) contract awards or backlog; (dd) overhead or other expense reduction; (ee) credit rating; (ff) completion of an identified special project; (gg) Completion of a joint venture or other corporate transaction; (hh) strategic plan development and implementation; (ii) succession plan development and implementation; (jj) improvement in workforce diversity; (kk) employee satisfaction; (ll) employee retention; (mm) customer indicators and satisfaction; (nn) new product invention or innovation; (oo) research and development expenses; (pp) attainment of research and development milestones; (qq) improvements in productivity; (rr) bookings; (ss) working-capital targets and changes in working capital; and (tt) attainment of objective operating goals and employee metrics.

Our compensation committee may select the abovementioned performance criteria, either individually, alternatively or in any combination, and may be applied on a company-wide basis or with respect to one or more business units or subsidiaries, either individually, alternatively or in any combination; on a GAAP or non-GAAP basis; and measured in absolute terms or relative to a pre-established target. Our compensation committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the performance factors to preserve the compensation committee’s original intent regarding the performance factors at the time of the initial award grant. Our compensation committee may also adjust performance factors to account for changes in law and accounting and make such adjustments as our compensation committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

If the number of outstanding shares of our common stock is changed by a change in our capital structure without consideration, such as a stock split, proportionate adjustments will be made to the number of shares reserved under our 2016 Plan, the exercise prices of and number of shares subject to outstanding stock option and SARs awards, the number of shares subject to other outstanding awards, the maximum number of shares that can be granted in a calendar year to an individual or a new employee, the maximum number of shares that may be issued as ISOs and the number of shares that may be granted as awards to non-employee directors, subject to any required action by board of directors or our stockholders and in compliance with applicable securities laws.

Awards granted under our 2016 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our compensation committee. Unless otherwise permitted by our compensation committee, stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative. Stock options granted under our 2016 Plan generally may be exercised for a period of three months after the termination of the optionee’s service to us for any reason other than for cause, death or disability, for a period of 12 months post-termination in the case of termination due to death or disability, or such longer period as our compensation committee may provide. Options generally terminate immediately upon termination of employment for cause. Unless otherwise determined by our compensation committee and as set forth in a participant’s award agreement, upon a termination of employment or service with us, the vesting of any shares of RSAs, RSUs, Stock Bonus Awards, stock options, SARs or Performance Awards will cease on the date of termination of employment.

Our 2016 Plan provides that in the event of specified types of acquisitions, mergers or consolidations, a sale or other disposition of all or substantially all of our assets, a corporate transaction or a change in the effective control of our company that occurs on the date that a majority of our board members is replaced during any twelve month period by board members whose appointment or election is not endorsed by a majority of the board members prior to the date of the appointment or election, (a) outstanding awards under our 2016 Plan may be continued if our company is the successor entity, (b) outstanding awards under our 2016 Plan may be assumed by any surviving or acquiring corporation; (c) outstanding awards under our 2016 Plan may be substituted by the surviving or acquiring corporation for similar awards; (d) the exercise or vesting of outstanding awards under our 2016 Plan may fully or partially accelerate, expiration of such awards may accelerate and our right to repurchase or re-acquire shares acquired under an award may lapse and forfeiture rights with respect to such shares may lapse; (e) outstanding awards may be settled for the full value of such outstanding award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity with a fair market value equal to the required amount followed by the cancellation of such awards, provided that payment may be deferred until the date or dates the award would have become exercisable or vested; or (f) outstanding awards may be terminated for no consideration. Our board of directors shall have full power to assign our company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. Awards need not be treated similarly in a corporate transaction.

Our board of directors or its compensation committee has the discretion to provide that a stock award under our 2016 Plan will immediately vest as to all or any portion of the shares subject to the stock award at the time of a corporate transaction or in the event a participant’s service with us or a successor entity is terminated actually or constructively within a designated period following the occurrence of the transaction. Stock awards held by participants under our 2016 Plan will generally not vest automatically on such an accelerated basis unless specifically provided in the participant’s applicable award agreement. However, following a corporate transaction, 100% of the shares subject to an award held by an employee shall become vested if the holder is subject to an involuntary termination within 12 months after the corporate transaction, subject to certain release requirements. In addition, in the event of a corporate transaction, the vesting of all awards granted to non-employee directors shall accelerate and such awards shall become exercisable (as applicable) in full prior to the consummation of the corporate transaction at such times and on such conditions as our compensation committee determines.

In the event of a corporate transaction, the arrangement as set out above shall also apply to awards under the 2015 Plan in effect on the date of our initial public offering, provided the vesting acceleration provisions set forth in any employment agreement or letter or similar agreement between our company and an employee in effect on such date, to the extent more favorable to such employee, will continue to apply to the equity awards held by the employee on such date.

As amended, our 2016 Plan will terminate on August 7, 2028, unless it is terminated earlier by our board of directors. Our board of directors may amend or terminate our 2016 Plan at any time. Our board of directors must obtain the approval of our stockholders if our board of directors amends our 2016 Plan in any manner that requires stockholder approval.

The summary of the 2016 Plan provided above is a summary of the principal features of the 2016 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2016 Plan. It is qualified in its entirety by reference to the full text of the 2016 Plan. A copy of the 2016 Plan is attached as Appendix A to this Proxy Statement.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2016 Plan based on federal income tax laws in effect on the date of this Proxy Statement.

This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality, or foreign jurisdiction, or the gift, estate, excise, payroll, or other tax laws other than federal income tax law. This summary does not discuss the impact of Section 280G of the Code governing parachute payments or Section 409A of the Code governing nonqualified deferred compensation plans. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.

Stock Options and Stock Appreciation Rights. A recipient of a stock option or SAR will not recognize taxable income upon the grant of those awards. For NSOs and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. The acquisition of shares upon exercise of an ISO will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally required period (currently more than two years from the date of grant and more than one year from the date of exercise). If the shares are not held for the legally required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain recognized on the sale generally will be short-term or long-term capital gain. Different and complex rules may apply to incentive stock options that are early exercisable, and we encourage participants holding such any such awards to seek the advice of their own tax counsel.

Restricted Stock Awards. For RSAs, unless vested or the recipient elects under Section 83(b) of the Code to be taxed at the time of grant or purchase, the recipient will not have taxable income upon the grant, but will recognize ordinary income upon vesting equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

Restricted Stock Units. A holder of an RSU does not recognize taxable income when the RSU is granted. When vested RSUs (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).

Other Share-Based Awards. The tax effects of other share-based awards will vary depending on the type, terms and conditions of those awards.

Performance Awards. No income generally will be recognized upon the grant of a performance award. Upon payment in respect of a performance award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock or other property received.

Impact of Section 162(m)

Section 162(m) of the Tax Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers. While our Compensation Committee may consider the deductibility of awards as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

Changes to Section 162(m) in connection with the passage of the Tax Cuts and Jobs Act repealed exceptions to the deductibility limit that were previously available for “qualified performance-based compensation” (including stock option grants and performance-based cash bonuses and equity awards) effective for taxable years after December 31, 2017. As a result, any compensation paid to certain of our executive officers in excess of $1 million will be non-deductible unless it qualifies for transition relief afforded by the Tax Cuts and Jobs Act to compensation payable pursuant to certain binding arrangements in effect on November 2, 2017. We believe that compensation expense incurred in respect of our stock options granted prior to November 2, 2017 will continue to be deductible pursuant to this transition rule. However, because of uncertainties in the interpretation and implementation of the changes to Section 162(m) in the Tax Cuts and Jobs Act, including the scope of the transition relief, we can offer no assurance of such deductibility.

New 2016 Plan Benefits

On July 18, 2018, the Company entered into an offer letter with Dr. Anthony G. Quinn pursuant to which he became the President and Chief Executive Officer of the Company. Pursuant to the terms of his offer letter, and subject to approval by the board, the Company agreed to grant Mr. Quinn (i) an option to purchase 300,000 shares of the Company’s common stock, which is eligible to vest in monthly installments based on Mr. Quinn’s continued service over a 48-month period (the “Time-Based Option”); and (ii) options to purchase an aggregate of 200,000 shares of the Company’s common stock, which are eligible to vest based on the achievement of certain performance objectives set by our board of directors (the “Performance-Based Option”), each with an exercise price of $9.36 per share. 140,000 shares of the Time-Based Option and all 200,000 shares of the Performance-Based Option are contingent on stockholder approval of the proposed Amendment.

Awards to directors, executive officers, employees and consultants are made at the discretion of our board of directors and compensation committee. As a result, except as described above, the benefits and amounts that will be received or allocated under the 2016 Plan are not determinable at this time.

The table below shows, as to each of our named executive officers named in the Summary Compensation Table and the other identified groups below, the aggregate number of awards under the Plan for the last completed fiscal year.

Name and Position	Number of Options Granted
Anthony G. Quinn, M.B Ch.B, Ph.D., President and Chief Executive Officer	174,000
David G. Lowe, Ph.D., Former Chief Executive Officer	160,000
Charles N. York II, Chief Financial Officer and Vice President	148,500
James Wooldridge, M.D., Chief Medical Officer	175,000
All current executive officers as a group (4 persons)	607,500
All current non-employee directors as a group (5 persons)	202,000
All current employees, including all current officers who are not executive officers, as a group	876,600

History of Grants under the 2016 Plan

From the inception of the 2016 Plan through July 31, 2018, options to purchase a total of 3,778,062 shares had been granted under the 2016 Plan, 186,939 of which had been exercised and 2,744,912 of which remained outstanding. The options outstanding as of July 31, 2018 had a weighted-average exercise price of $6.02 per share. The closing price per share of our common stock as reported by Nasdaq on the Record Date was $10.22. The following table summarizes the grants made to our named executive officers, all current executive officers as a group, all current non-employee directors as a group, and all current employees, including all current officers who are not executive officers, as a group, from the inception of the 2016 Plan through July 31, 2018:

Name and Position	Number of Options Granted
Anthony G. Quinn, M.B Ch.B, Ph.D., President and Chief Executive Officer	512,400
David G. Lowe, Ph.D., Former Chief Executive Officer	320,000
Charles N. York II, Chief Financial Officer and Vice President	295,600
Aaron Schuchart, Chief Business Officer	130,000
James Wooldridge, M.D., Chief Medical Officer	220,000
All current executive officers as a group (4 persons)	1,158,000
All current non-employee directors as a group (7 persons)	435,600
All current employees, including all current officers who are not executive officers, as a group	1,195,262

No shares have been granted under our 2016 Plan to any associates of our directors, executive officers or nominees, and no other person has received at least five percent of awards granted under the 2016 Plan. Additional information about outstanding grants under our 2016 Plan can be found in the Section entitled “Equity Compensation Plan Information” below. The prices, expiration dates and other material conditions of the 2016 Plan can be found in the Section entitled “Summary of the 2016 Plan as Proposed to be Amended” above.

Certain Interests of Directors

In considering the recommendation of our board of directors with respect to the approval of the amendment to the 2016 Plan, stockholders should be aware that the members of our board of directors have certain interests that may present them with conflicts of interest in connection with such proposal. As discussed above, directors are eligible to receive awards under the 2016 Plan. Our board of directors recognizes that approval of this proposal may benefit our directors and their successors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR 2016 EQUITY INCENTIVE PLAN

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2017 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(#)		Weighted-average exercise price of outstanding options, warrants and rights($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(#)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,361,360	(1)	$5.21	406,172	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	2,361,360		5.21	406,172

(1)	Includes our 2015 Plan and 2016 Plan.
(2)

Includes 106,765 shares that remain available for purchase under the 2016 Employee Stock Purchase Plan and 299,407 shares of common stock that remain available for grant under the 2016 Plan. There are no shares of common stock available for issuance under our 2015 Plan, but the plan continues to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2015 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance under our 2016 Plan. In addition, the 2016 Plan provides for an automatic annual increase in the number of shares available for issuance thereunder, to be added on the first day of each fiscal year, beginning on January 1, 2017 and continuing through 2023, up to 4% of the outstanding number of shares of the Company’s common stock on the December 31 immediately prior to the date of increase, provided that an increase is only effective if our board of directors either confirmed the automatic increase or approved the increase of a lesser number of shares prior to January 1 of each relevant year. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2016 Plan increased by 666,807 shares on January 1, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 31, 2018, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors or director nominees;
•	each of our named executive officers; and
•	all of our directors, director nominees and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 21,995,032 shares of our common stock outstanding on July 31, 2018. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of July 31, 2018. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Aeglea BioTherapeutics, Inc. 901 S. MoPac Expressway, Barton Oaks Plaza One, Suite 250, Austin, Texas 78746.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Owned
5% Stockholders:
Lilly Ventures Fund I LLC (1)	2,568,543	11.7%
Nantahala Capital Management, LLC (2)	2,144,673	9.8
Novartis Bioventures Ltd. (3)	2,134,692	9.7
OrbiMed Private Investments V, LP (4)	1,865,524	8.5
Jennison Global Healthcare Master Fund (5)	1,393,439	6.3
Baker Bros. Advisors LP (6)	1,387,872	6.3
Directors and Named Executive Officers:
Anthony G. Quinn, M.B Ch.B, Ph.D. (7)	263,931	1.2
Charles N. York II (8)	207,171	*
James Wooldridge, M.D. (9)	61,038	*
George Georgiou, Ph.D. (10)	461,996	2.1
Armen Shanafelt, Ph.D. (11)	2,614,309	11.9
Sandesh Mahatme (12)	60,909	*
Russell J. Cox (13)	67,909	*
Suzanne Bruhn, Ph.D. (14)	47,877	*
Ivana Magovcevic-Liebisch, Ph.D. (15)	6,133	*
Bryan Lawlis, Ph.D. (16)	2,044	*
David G. Lowe, Ph.D. (17)	307,421	1.4
Total Executive Officers and Directors as a Group (11 people) (18)	4,143,987	18.3%

*Represents beneficial ownership of less than one percent.

(1)

Represents shares of common stock held of record and beneficially by Lilly Ventures Fund I, LLC (LVFI). LV Management Group, LLC (LVMG) is the management company for LVFI and as such may be deemed to indirectly beneficially own the shares held by LVFI. LVMG has voting and dispositive power over the shares held by LVFI. LVMG’s voting and dispositive decisions with respect to the shares held by LVFI are made by LVMG’s management committee, which consists of Edward Torres, Steven Hall, and Dr. Shanafelt (collectively, the Members). As such, the Members are deemed to share voting and dispositive power with regard to the shares directly held by the LVFI. The mailing addresses of the beneficial owners is 115 West Washington Street, Suite 1680-South, Indianapolis, IN 46204.

(2)

Based on information obtained from third party sources and on a Schedule 13G/A filed by Nantahala Capital Management, LLC (Nantahala) on February 14, 2018 with the SEC. Represents shares of common stock held by Nantahala. The individual members (collectively, the Members) of Nantahala are Daniel Mack and Wilmot Harkey. The Members share voting and dispositive power with regard to the shares directly held by Nantahala. The Members disclaim beneficial ownership over such shares, except to the extent of any pecuniary interest therein. The mailing addresses of the beneficial owners are 19 Old Kings Highway S, Suite 200, Darien, CT 06820.
(3)

Based solely on a Schedule 13G filed by Novartis Bioventures Ltd. (Novartis) on May 15, 2018, with the SEC. Represents shares of common stock held by Novartis, a Bermuda corporation. Novartis is an indirectly owned subsidiary of Novartis AG. As such, Novartis AG may be deemed to indirectly beneficially own the shares held by Novartis and may be deemed to have voting and dispositive power over the shares held by Novartis. The address of Novartis Bioventures Ltd. is 131 Front Street, Hamilton, Bermuda HM12.

(4)

Based on information obtained from third party sources and on a Schedule 13G/A filed by OrbiMed Private Investment V, LP (OPI V) on February 13, 2018 with the SEC. Represents shares of common stock held by OPI V. OrbiMed Capital GP V LLC (GP V) is the sole general partner of OPI V and as such may be deemed to indirectly beneficially own the shares held by OPI V. OrbiMed Advisors LLC (OrbiMed) pursuant to its authority as the sole managing member of GP V may be deemed to indirectly beneficially own the shares held by OPI V. Accordingly, GP V and OrbiMed may be deemed to have voting and investment power over the shares held by OPI V. OrbiMed exercises investment and voting power over the shares through a management committee comprised of Carl Gordon, Sven Borho and Jonathan Silverstein, each of whom disclaim beneficial ownership with respect to such shares, except to the extent of their pecuniary interest therein, if any. The address of OPI V is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(5)

Based solely on a Schedule 13G/A filed by Jennison Associates LLC (Jennison Associates) on February 5, 2018 with the SEC. Represents shares of common stock held by Jennison Global Healthcare Master Fund, Ltd (the Jennison Fund). Jennison Associates as the investment manager of the Jennison Fund, may be deemed to indirectly beneficially own the shares held by the Jennison Fund and have investment power and dispositive power over the shares owned by the Jennison Fund. Jennison Associates is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential), which is a publicly traded financial services firm. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Jennison Fund. The address of the Jennison Fund is c/o Jennison Associates LLC, 466 Lexington Avenue, New York, NY 10017.

(6)

Based on information obtained from third party sources and on a Schedule 13G filed by Baker Bros. Advisors LP (Adviser) on February 13, 2018 with the SEC. Represents shares of common stock held by the Adviser. Baker Bros. Advisors GP LLC (Adviser GP), and Felix J. Baker and Julian C. Baker as principals of Adviser GP, may be deemed to indirectly beneficially own the shares held by Adviser and may be deemed to have the sole power to vote or direct the vote of and the power to dispose or direct the disposition of such securities, each of whom disclaim beneficial ownership with respect to such shares, except to the extent of their pecuniary interest therein, if any. The address of Adviser is 860 Washington Street, 3rd Floor, New York, NY 10014.

(7)	Represents (i) 94,793 shares of common stock held by Dr. Quinn and (ii) options exercisable for 169,138 shares of common stock within 60 days of July 31, 2018
(8)	Represents (i) 48,347 shares of common stock held by Mr. York and (ii) options exercisable for 158,824 shares of common stock within 60 days of July 31, 2018.
(9)	Represents (i) 1,351 shares of common stock held by Dr. Wooldridge and (iii) options exercisable for 59,687 shares of common stock within 60 days of July 31, 2018.
(10)

Represents (i) 105,476 shares of common stock held by a family trust of which Dr. Georgiou and his spouse are co-trustees, (ii) 138,528 shares of common stock held by Dr. Georgiou, (iii) 165,000 shares of common stock held by GMA Technologies L.L.C (GMA), and (iv) options exercisable for 52,992 shares of common stock within 60 days of July 31, 2018. Dr. Georgiou is the manager of GMA and therefore may be deemed to beneficially own the shares held by GMA. Dr. Georgiou, as manager of GMA, and pursuant to the provisions of the limited liability company agreement of GMA, has voting and dispositive authority with respect to the shares owned by GMA. The mailing address of the beneficial owners are: GMA Technologies L.L.C., 6405 Williams Ridge Way, Austin, TX 78731 and Dr. Georgiou, 6405 Williams Ridge Way, Austin, TX 78731.

(11)

Represents (i) 2,568,543 shares of common stock held by LVFI and (ii) options exercisable for 45,766 shares of common stock within 60 days of July 31, 2018 held by Dr. Shanafelt, of which LVMG has voting and dispositive power over 45,766 of such shares.

(12)	Represents options exercisable for 60,909 shares of common stock within 60 days of July 31, 2018.
(13)	Represents (i) 7,000 shares of common stock held by Mr. Cox and (ii) options exercisable for 60,909 shares of common stock within 60 days of July 31, 2018.
(14)	Represents options exercisable for 47,877 shares of common stock within 60 days of July 31, 2018.
(15)

Dr. Magovcevic-Liebisch joined our Board of Directors in March 2018. On March 22, 2018, Dr. Magovcevic-Liebisch was granted an option to purchase 36,800 shares of our common stock, of which 6,133 shares are exercisable within 60 days of July 31, 2018.

(16)

Dr. Lawlis joined our Board of Directors in July 2018. On July 13, 2018, Dr. Lawlis was granted an option to purchase 36,800 shares of our common stock, of which 2,044 shares are exercisable within 60 days of July 31, 2018.

(17)	Based on information obtained from Dr. Lowe on March 30, 2018.
(18)	Represents (i) 3,438,459 shares of common stock and (ii) options exercisable for 705,528 shares of common stock within 60 days of July 31, 2018.

EXECUTIVE COMPENSATION

Overview

This section provides an overview of the material components of our executive compensation program for our Chief Executive Officer and each of our two other most highly compensated executive officers (our “Named Executive Officers”) during fiscal year 2017. The compensation provided to our Named Executive Officers for fiscal year 2017 is set forth in detail in the Summary Compensation Table and other tables that follow in this section, as well as the accompanying footnotes and narratives relating to those tables.

Our Named Executive Officers for fiscal year 2017 were:

•	Anthony G. Quinn, M.B Ch.B, Ph.D., our President and Chief Executive Officer;
•	David G. Lowe, Ph.D., our former Chief Executive Officer;
•	Charles N. York II, our Chief Financial Officer and Vice President;
•	James Wooldridge, M.D. our Chief Medical Officer.

Summary Compensation Table

The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to each of our Named Executive Officers for the fiscal years ended December 31, 2017 and 2016.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Equity Awards ($)(2)		All Other Compensation ($)		Total ($)
Anthony G. Quinn, M.B Ch.B, Ph.D.	2017	295,308	(3)	150,000	544,622	(3)	37,837	(4)	1,027,767
President and Chief Executive Officer
David G. Lowe, Ph.D.	2017	278,104		—	936,252		228,790	(5)	1,443,146
Former Chief Executive Officer	2016	431,890		163,552	852,761		15,103	(6)	1,463,306
Charles N. York II	2017	325,000		130,000	660,082		15,707	(6)	1,130,789
Chief Financial Officer and Vice President	2016	299,729		78,000	301,019		7,537	(6)	686,284
James Wooldridge, M.D.	2017	162,917		59,000	393,409		317,262	(7)	932,588
Chief Medical Officer

(1)

Discretionary cash bonuses earned in 2017 and paid in 2018, based in part on achievement of specified milestones and performance objectives. Amounts for 2016 represent discretionary cash bonuses earned in 2016, and paid in 2017, based in part on achievement of specified milestones and performance objectives.

(2)

The amounts reported in this column represent the aggregate grant date fair value of the awards granted to our Named Executive Officers during the years ended December 31, 2017 and 2016, as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the awards reported in the Equity Awards column are set forth in Note 9 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2017. Note that the amounts reported in this column reflect the aggregate accounting cost for these awards, and do not necessarily correspond to the actual economic value that may be received by the Named Executive Officers from the awards.

(3)

Represents (i) $206,208 paid to Dr. Quinn in connection with his employment as interim Chief Medical Officer, (ii) equity awards granted to Dr. Quinn in connection with his employment as interim Chief Medical Officer with an aggregate grant date fair value of $427,569, (iii) $89,100 paid to Dr. Quinn in connection with his employment as interim Chief Executive Officer and (iv) equity awards granted to Dr. Quinn in connection with his employment as interim Chief Executive Officer with an aggregate grant date fair value of $117,053.

(4)	Represents (i) $31,203 paid to Dr. Quinn in connection with his service as a director and (ii) health insurance premiums paid by us in the applicable period on behalf of Dr. Quinn of $6,634.
(5)

Represents (i) severance payments made to Dr. Lowe in connection with his resignation in July 2017 of $214,414 and (ii) health insurance premiums paid by us in the applicable period on behalf of Dr. Lowe of $14,376.

(6)	Represents a health insurance premium paid by us in the applicable period on behalf of each of our Named Executive Officers.
(7)

Represents (i) a one-time sign-on bonus of $276,000, (ii) health insurance premiums paid by us in the applicable period on behalf of Dr. Wooldridge of $7,961 and (iii) moving expenses paid by us in the applicable period on behalf of Dr. Wooldridge of $33,301.

Outstanding Equity Awards at December 31, 2017

The following table presents, for our Named Executive Officers, information regarding outstanding equity awards held as of December 31, 2017.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)
Anthony G. Quinn, M.B Ch.B, Ph.D.	24,000	—		7.04	4/20/2027
	—	150,000	(2)	4.11	8/31/2027
	13,888	9,921	(3)	5.46	3/18/2026
David G. Lowe, Ph.D.	63,333	—		7.28	3/31/2018
	30,000	—		8.03	3/31/2018
Charles N. York II	21,770	33,230	(4)	7.28	5/16/2026
	16,875	73,125	(5)	8.03	3/19/2027
	—	58,500	(6)	3.10	8/21/2027
	8,273	1,910	(7)	3.47	3/31/2025
	15,302	6,956	(8)	3.47	3/31/2025
	10,330	4,697	(8)	3.47	3/31/2025
						1,407	(9)	7,612
James Wooldridge, M.D.	—	165,000	(10)	3.10	8/21/2027
	—	10,000	(6)	3.10	8/21/2027

(1)

The market value was determined by multiplying the number of shares by $5.41, the closing price of our common stock as reported on The Nasdaq Global Market on December 29, 2017, the last trading day of the year.

(2)	100% of the shares vest on July 18, 2018.
(3)	These stock options vest as follows: 1/36th of the shares of common stock underlying the options vest on April 3, 2016 and each month thereafter.
(4)	These stock options vest as follows: 1/48th of the shares of common stock underlying the options vest on June 17, 2016 and each month thereafter.
(5)	These stock options vest as follows: 1/48th of the shares of common stock underlying the options vest on April 20, 2017 and each month thereafter.
(6)

These stock options vest as follows: (i) 50% of the shares of common stock underlying the options vest on August 22, 2018, (ii) 30% of the shares of common stock underlying the options vest on August 22, 2019 and (iii) 20% of the shares of common stock underlying the options vest on August 22, 2020.

(7)

These stock options vest as follows: 25% of the shares of common stock underlying the options vest on July 16, 2015 and thereafter 1/16th of the shares of common stock underlying the options vest at the end of each three-month period elapsed.

(8)

These stock options vest as follows: 25% of the shares of common stock underlying the options vest on March 20, 2016 and an additional 1/48th of the shares of common stock underlying the options vest at the end of each month thereafter.

(9)	On the date of the grant, no shares were vested and 7,504 shares were unvested. 25% of the shares vested on July 16, 2015 and 1/16th of the shares vest quarterly thereafter.
(10)

These stock options vest as follows: 25% of the shares of common stock underlying the options vest on July 10, 2018 and an additional 1/48th of the shares of common stock underlying the options vest at the end of each month thereafter.

Offer Letters and Employment Arrangements

Anthony G. Quinn, M.B Ch.B, Ph.D.

Pursuant to an offer letter dated July 18, 2018, Dr. Quinn serves as our President and Chief Executive Officer. Dr. Quinn’s offer letter sets forth the principal terms and conditions of his employment, including his initial annual base salary of $507,000, an annual target bonus opportunity with a target of 50% of his base salary (which bonus is earned based on our achievement of specified milestones and performance objectives, as well as Dr. Quinn’s performance relative to one or more performance objectives established by our board of directors, the achievement of which is evaluated by our Board of Directors). Dr. Quinn’s offer letter provides for (i) an option grant for the purchase of 300,000 shares of our common stock, which vests over a 48 month period subject to Dr. Quinn’s continued service to the Company on each monthly vesting date and (ii) three options to purchase an aggregate of 200,000 shares of the Company’s common stock, which will vest based on the achievement of certain performance objectives set by the board of directors of the Company (collectively the “CEO Grants”). Certain of the CEO Grants are subject to the Company’s stockholders approving Proposal No. 1. Dr. Quinn will be entitled to severance benefits described in “Termination or Change in Control Arrangements” below.

Charles N. York II

Pursuant to an offer letter dated June 16, 2014, Mr. York serves as our Chief Financial Officer. Mr. York’s offer letter sets forth the principal terms and conditions of his employment, including his initial annual base salary and an annual target bonus opportunity (which bonus is earned based on our achievement of specified milestones and performance objectives, as well as Mr. York’s performance relative to one or more performance objectives established by our board of directors, the achievement of which is evaluated by our Board of Directors). Mr. York’s current base salary and annual bonus are set forth in the “Summary Compensation Table” above. Mr. York’s offer letter also provides for a restricted stock grant, the vesting of which is described in more detail in “Outstanding Equity Awards at December 31, 2017” above. Pursuant to the terms of his severance agreement, Mr. York will be entitled to severance benefits described in “Termination or Change in Control Arrangements” below.

James Wooldridge, M.D.

Pursuant to an offer letter dated June 20, 2017, Dr. Wooldridge serves as our Chief Medical Officer. Dr. Wooldridge’s offer letter sets forth the principal terms and conditions of his employment, including his initial annual base salary of $340,000, a one-time signing bonus of $276,000, and an annual target bonus opportunity of 40% of his base salary (which bonus is earned based on our achievement of specified milestones and performance objectives, as well as Dr. Wooldridge’s performance relative to one or more performance objectives established by our board of directors, the achievement of which is evaluated by our Board of Directors). Dr. Wooldridge’s offer letter provides for the grant of 165,000 shares of our common stock under our 2016 Equity Incentive Plan and the shares vest over four years. Pursuant to the terms of his severance agreement, Dr. Wooldridge is entitled to severance benefits described in “Termination or Change in Control Arrangements” below.

Termination or Change in Control Arrangements

Pursuant to his severance agreement, entered into as of July 18, 2018, Dr. Quinn will receive the following benefits if his employment is terminated for any reason other than for cause or if he voluntarily resigns his employment for good reason: (i) 18 months of his monthly base salary; (ii) one-hundred percent (100%) of his annual target bonus; (iii) payment for the full amount of his premiums under COBRA; and (iv) any outstanding equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria, shall accelerate and become vested and exercisable as if an additional twelve (12) months of vesting had occurred to the then-unvested shares subject to the equity award. Additionally, if his employment is terminated within 12 months of a change in control or within three months preceding a change in control for any reason other than for cause or he voluntarily resigns his employment for good reason during such period, we will provide him with the following benefits: (i) 18 months of his monthly base salary; (ii) one-hundred percent (100%) of his annual target bonus; (iii) payment for the full amount of his premiums under COBRA; and (iv) 100% vesting for all outstanding and unvested equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria based on achievement of the performance criteria at target.

Pursuant to his severance agreement, entered into as of April 11, 2018, Mr. York will receive the following benefits if his employment is terminated for any reason other than for cause or if he voluntarily resigns his employment for good reason: (i) 12 months of his monthly base salary; (ii) one-hundred percent (100%) of his annual target bonus; (iii) payment for the full amount of his premiums under COBRA; and (iv) any outstanding equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria, shall accelerate and become vested and exercisable as if an additional twelve (12) months of vesting had occurred to the then-unvested shares subject to the equity award. Additionally, if his employment is terminated within 12 months of a change in control or within three months preceding a change in control for any reason other than for cause or he voluntarily resigns his employment for good reason during such period, we will provide him with the following benefits: (i) 12 months of his monthly base salary; (ii) one-hundred percent (100%) of his annual target bonus; (iii) payment for the full amount of his premiums under COBRA; and (iv) 100% vesting for all outstanding and unvested equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria based on achievement of the performance criteria at target.

Pursuant to his severance agreement entered into as of April 11, 2018, Dr. Wooldridge will receive the following benefits if his employment is terminated for any reason other than for cause or if he voluntarily resigns his employment for good reason: (i) 12 months of his monthly base salary; (ii) one-hundred percent (100%) of his annual target bonus; (iii) payment for the full amount of his premiums under COBRA; and (iv) any outstanding equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria, shall accelerate and become vested and exercisable as if an additional twelve (12) months of vesting had occurred to the then-unvested shares subject to the equity award. Additionally, if his employment is terminated within 12 months of a change in control or within three months preceding a change in control for any reason other than for cause or he voluntarily resigns his employment for good reason during such period, we will provide him with the following benefits: (i) 12 months of his monthly base salary; (ii) one-hundred percent (100%) of his annual target bonus; (iii) payment for the full amount of his premiums under COBRA; and (iv) 100% vesting for all outstanding and unvested equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria based on achievement of the performance criteria at target.

Director Compensation

The following table provides information for the fiscal year ended December 31, 2017 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion of 2017. Dr. Lowe, our former Chief Executive Officer, is not included in the table below because he did not receive additional compensation for services as a director. Dr. Anthony G. Quinn, our former interim Chief Executive Officer and current President and Chief Executive Officer, received compensation solely as a director prior to his appointment as interim Chief Medical Officer in April 2017. Following his appointment, Dr. Quinn received compensation solely as an employee of the Company. The table below shows only the compensation paid to Dr. Quinn for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		All Other Compensation ($)(2)	Total ($)
Armen Shanafelt, Ph.D.	76,500	97,254		—	173,754
George Georgiou, Ph.D.	35,000	97,254		50,000	182,254
Sandesh Mahatme	55,000	97,254		—	152,254
Russell J. Cox	52,500	97,254		—	149,754
Anthony G. Quinn, M.B Ch.B, Ph.D.	31,203	—		—	31,203
Suzanne Bruhn, Ph.D.	38,498	296,364	(3)	—	334,862
Ivana Magovcevic-Liebisch, Ph.D. (4)	—	—		—	—
V. Bryan Lawlis, Ph.D. (5)	—	—		—	—

(1)

The amounts reported in this column represent the aggregate grant date fair value of the awards granted to our non-employee directors during the year ended December 31, 2017, as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). The assumptions used in calculating the grant date fair value of the awards reported in the Option Awards column are set forth in Note 9 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2017. Note that the amounts reported in this column reflect the aggregate accounting cost for these awards, and do not necessarily correspond to the actual economic value that may be received by the non-employee directors from the awards. For information regarding the number of stock options and restricted common stock held by each non-employee director as of December 31, 2017, see the table below.

(2)	Represents consulting fees paid to Dr. Georgiou in connection with research services provided pursuant to a consulting agreement between Dr. Georgiou and Aeglea.
(3)	Consists of an option to purchase 82,000 shares of our common stock granted to Dr. Bruhn in connection with her appointment to our Board of Directors on February 15, 2017.
(4)	Dr. Magovcevic-Liebisch joined our board of directors in March 2018.
(5)	Dr. Lawlis joined our board of directors in July 2018.

Our non-employee directors held the following number of outstanding stock options as of December 31, 2017.

Name	Option Awards
Armen Shanafelt, Ph.D.	54,000
George Georgiou, Ph.D.	67,852
Sandesh Mahatme	63,809
Russell J. Cox	63,809
Suzanne Bruhn, Ph.D.	82,000
Ivana Magovcevic-Liebisch, Ph.D.(1)	—
V. Bryan Lawlis, Ph.D. (2)	—

(1)	Dr. Magovcevic-Liebisch joined our board of directors in March 2018.
(2)	Dr. Lawlis joined our board of directors in July 2018.

Non-Employee Director Compensation Arrangements

For the year ended December 31, 2017, our non-employee directors received the following compensation pursuant to a program adopted by our board of directors:

Cash Compensation. The program provides an annual cash retainer of $35,000 to each of our non-employee directors and an additional $30,000 to the chairman of the board. The chair of our audit committee, compensation committee and nominating and corporate governance committee receives annual retainers of $15,000, $10,000 and $8,000, respectively. Each non-chairperson member of our audit committee, compensation committee and nominating and corporate governance committee receives an annual cash retainer of $7,500, $5,000 and $4,000, respectively. We do not pay fees to directors for attendance at meetings of our board of directors and its committees.

Equity Compensation. Each new, non-employee director who joins our board of directors will receive an initial option grant with a fair value (calculated in accordance with ASC 718) equal to $300,000 upon election to our board of directors. On the date of each annual meeting of stockholders, each non-employee director who continues to serve on our board of directors immediately following such meeting will receive an option grant with a fair value (calculated in accordance with ASC 718) at the time of grant equal to $100,000, subject to proration on a monthly basis in the event the non-employee director has not served a full year on our board of directors since his or her last stock option grant. Equity awards for new directors will vest in equal monthly installments for three years after the grant date if the director has served continuously as a member of our board of directors through the applicable vesting date. Annual equity grants for directors will vest in equal monthly installments for one year after the grant date if the director has served continuously as a member of our board of directors through the applicable vesting date. In addition, equity awards for non-employee directors will vest in full in the event that we are subject to a change in control or upon certain other events.

In February 2018, our board of directors adopted the following compensation program for our non-employee directors, effective as of January 1, 2018:

Cash Compensation. The program provides an annual cash retainer of $37,500 to each of our non-employee directors and an additional $35,000 to the chairman of the board. The chair of our audit committee, compensation committee and nominating and corporate governance committee receives annual retainers of $15,000, $10,000 and $8,000, respectively. Each non-chairperson member of our audit committee, compensation committee and nominating and corporate governance committee receives an annual cash retainer of $7,500, $5,000 and $4,000, respectively. We do not pay fees to directors for attendance at meetings of our board of directors and its committees.

Equity Compensation. Each new, non-employee director who joins our board of directors will receive an initial option grant for the purchase of 36,800 shares of our common stock upon election to our board of directors. On the date of each annual meeting of stockholders, each non-employee director who continues to serve on our board of directors immediately following such meeting will receive an option grant for the purchase of 18,400 shares of our common stock. Equity awards for new directors will vest in equal monthly installments for three years after the grant date if the director has served continuously as a member of our board of directors through the applicable vesting date. Annual equity grants for directors will vest in equal monthly installments for one year after the grant date if the director has served continuously as a member of our board of directors through the applicable vesting date. In addition, equity awards for non-employee directors will vest in full in the event that we are subject to a change in control or upon certain other events.

Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their reasonable travel expenses incurred in attending board and committee meetings.

Compensation Committee Interlocks and Insider Participation

During 2017, Mr. Cox, Mr. Mahatme, Dr. Quinn (through April 20, 2017), and Dr. Bruhn (effective July 18, 2017) served on our Compensation Committee. On April 20, 2017, Dr. Quinn resigned from the Compensation Committee and was appointed interim Chief Medical Officer and on July 18, 2017, Dr. Quinn was appointed interim Chief Executive Officer.  No other member of our compensation committee in 2017 was at any time during 2017 or previously an officer or employee of Aeglea or any of its subsidiaries, and none had or have any relationships with Aeglea that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during fiscal year 2017.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Aeglea’s bylaws provide that, for stockholder nominations to the board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Aeglea BioTherapeutics, Inc., 901 S. MoPac Expressway, Barton Oaks Plaza One, Suite 250, Austin, Texas 78746, Attn: Corporate Secretary.

To be timely for the 2019 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Central Time on February 22, 2019 and not later than 5:00 p.m. Central Time on March 24, 2019. However, if the date of our 2019 Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after the one-year anniversary of the date of our 2018 Annual Meeting, then, for notice to the stockholder to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 105th day prior to the currently proposed annual meeting and not later than the close of business on the later of (1) the 75th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by Aeglea. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Aeglea’s bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Aeglea’s 2019 Annual Meeting must be received by the Company not later than December 20, 2018 in order to be considered for inclusion in Aeglea’s proxy materials for the 2019 Annual Meeting.

Electronic Delivery of Stockholder Communications

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail.

With electronic delivery, you will be notified via e-mail as soon as future Annual Reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

Registered Owner (you hold our common stock in your own name through our transfer agent, American Stock Transfer & Trust Company, LLC, or you are in possession of stock certificates): visit www.amstock.com to enroll.

Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call American Stock Transfer & Trust Company, LLC, our transfer agent, at (800) 937-5449 or visit www.amstock.com with questions about electronic delivery.

“Householding”—Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our  proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are Aeglea stockholders will be “householding” our proxy materials. A set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting American Stock Transfer & Trust Company, LLC, either by calling toll-free (800) 937-5449, or by writing to American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219.

Upon written or oral request, Aeglea will promptly deliver a proxy statement, proxy card and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy statement, proxy card and other proxy materials, you may write or call Aeglea’s Investor Relations department at 901 S. MoPac Expressway, Barton Oaks Plaza One, Suite 250, Austin, Texas 78746, Attn: Investor Relations, telephone number (512) 942-2935.

Any stockholders who share the same address and currently receive multiple copies of Aeglea’s proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Aeglea’s Investor Relations department at the address or telephone number listed above.

OTHER MATTERS

The board of directors does not presently intend to bring any other business before the Special Meeting and, so far as is known to the board of directors, no matters are to be brought before the Special Meeting except as specified in the Notice of Special Meeting of Stockholders. As to any business that may arise and properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Appendix A

AEGLEA BIOTHERAPEUTICS, INC.

2016 EQUITY INCENTIVE PLAN

(Amended on October __, 2018)

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2. SHARES SUBJECT TO THE PLAN.

2.1. Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 4,063,642, plus that number of reserved shares not issued or subject to outstanding grants under the Company’s 2015 Equity Incentive Plan (the “Prior Plan”) on the Effective Date (as defined below), plus (a) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (b) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (c) shares issued under the Prior Plan that are repurchased by the Company at the original issue price and (d) shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

2.2. Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash or other property rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3. Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4. Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan shall be increased on January 1, of each of 2019 through 2028, by the lesser of (a) four percent (4%) of the number of issued and outstanding Shares on each December 31 immediately prior to the date of increase or (b) such number of Shares determined by the Board.

2.5. Limitations. No more than 8,200,000 Shares shall be issued pursuant to the exercise of ISOs. No Participant will be eligible to receive more than 400,000 Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees (including new Employees who are also officers and directors) are eligible to receive up to a maximum of 775,000 Shares in the calendar year in which they commence their employment.

2.6. Adjustment of Shares. If the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including Shares reserved under sub-clauses (a)-(d) of Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of Shares that may be issued as ISOs set forth in Section 2.5, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 2.5, and (f) the number of Shares that may be granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4. ADMINISTRATION.

4.1. Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l) determine the terms and conditions of any, and to institute any Exchange Program;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;

(o) adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(p) make all other determinations necessary or advisable for the administration of this Plan;

(q) delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law; and

(r) to exercise negative discretion on Performance Awards, reducing or eliminating the amount to be paid to Participants.

4.2. Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3. Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee administering the Plan in accordance with the requirements of Rule 16b-3 and Section 162(m) of the Code shall consist of at least two individuals, each of whom qualifies as (a) a Non- Employee Director under Rule 16b-3, and (b) an “outside director” pursuant to Code Section 162(m) and the  regulations  issued  thereunder.  At least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles.

4.4. Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5. Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries and Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be  necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5. OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1. Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2. Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3. Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award

Agreement governing such Option; provided, however, that no  Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4. Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5. Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6. Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s employment terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

(a) Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(b) Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (with any exercise beyond (a) three (3) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

(c) Cause. If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause shall have the meaning set forth in the Plan.

5.7. Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8. Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs.

For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9. Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10. No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director of Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.1. Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2. Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3. Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7. STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary or Affiliate. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1. Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.2. Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement).  All SARs shall be made pursuant to an Award Agreement.

8.1. Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR.  The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.2. Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted.  The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3. Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9. RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.1. Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU; provided that no RSU shall have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.2. Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

10. PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee, Consultant, or Director of the Company or any Parent, Subsidiary or Affiliate of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.1. Types of Performance Awards. Performance Awards shall include Performance Shares, Performance Units, and cash-based Awards as set forth in Sections 10.1(a), 10.1(b), and 10.1(c) below.

(a) Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

(b) Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

(c) Cash-Settled Performance Awards. The Committee may also grant cash-settled Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Criteria within this Plan that are established by the Committee for the relevant performance period.

10.2. Terms of Performance Awards. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than $10,000,000 in Performance Awards in any calendar year under this Plan.

10.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company’s common stock by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

12. GRANTS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate number of Shares subject to Awards granted to a Non- Employee Director pursuant to this Section 12 in any calendar year shall not exceed 100,000.

12.1. Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.2. Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.3. Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.

13. WITHHOLDING TAXES.

13.1. Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or applicable Affiliate employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax or social insurance requirements or any other tax liability legally due from the Participant. The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

13.2. Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (c) delivering to the Company already-owned shares of the Company’s common stock having a Fair Market Value equal to  the minimum amount required to be withheld or (d) withholding from proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company for the minimum amount required to be withheld.

14. TRANSFERABILITY.

14.1. Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal   representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

14.2. Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (a) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (b) amend or remove any provisions of the Award relating to the Award holder’s continued Service to the Company or its Parent, Subsidiary, or Affiliate, (c) amend the permissible payment methods with respect to the  exercise or purchase of any such Award, (d) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (e) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its  sole discretion. Notwithstanding anything to the contrary in the Plan, in no event will the Committee have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement (“Dividend Equivalent Rights”). After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date  the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

15.2. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16. CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be  placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may  require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval, the Committee may (a) reprice Options or SARs(and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them  arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

21. CORPORATE TRANSACTIONS.

21.1. Assumption or Replacement of Awards by Successor. In the event that the Company is subject to a Corporate

Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction:

(a) The continuation of an outstanding Award by the Company (if the Company is the successor entity).

(b) The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code.

(c) The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code).

(d) The full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire shares acquired under an Award or lapse of forfeiture rights with respect to shares acquired under an Award.

(e) The settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such Awards; provided however, that such Award may be cancelled if such Award has no value, as determined by the Committee, in its discretion. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 21.1(e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f) The cancellation of outstanding Awards in exchange for no consideration.

The Board shall have full power and authority to assign the Company’s right to repurchase or re- acquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction. In addition, following a Corporate Transaction, 100% of the total number of Shares subject to each Award held by an Employee shall become vested if the holder is subject to an Involuntary Termination within 12 months after the Corporate Transaction; it being understood that the vesting acceleration set forth in the preceding clause is in addition to vesting of the Award or Shares that has occurred prior to the Involuntary Termination, subject to the Participant executing a general release (in a form prescribed by the Company) of all known and unknown claims that he or she may then have against the Company or persons affiliated with the Company and such release  has become effective and agreeing not to prosecute any legal action or other proceeding based upon any  of such claims except to the extent otherwise provided in an individual award agreement. The provisions of this Section 21.1 shall apply to Awards outstanding on the Effective Date under the Prior Plan; provided the vesting acceleration provisions set forth in any employment agreement or letter or similar agreement between the Company and an employee in effect on the Effective Date, to the extent more favorable to such employee, will continue to apply to the equity awards held by the employee on the Effective Date.

21.2. Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not be credited toward the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

21.3. Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate on August 7, 2028. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).

24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27. ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

28. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

28.1. “Affiliate” means any person or entity that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, including any general partner, managing member, officer or director of the Company, in each case as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

28.2. “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

28.3. “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee's delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

28.4. “Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

28.5. “Board” means the Board of Directors of the Company.

28.6. “Cause” means (i) an unauthorized use or disclosure by Participant of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company or is reasonably likely to cause material harm to the Company, (ii) a material breach of any agreement between Participant and the Company, (iii) a material failure to comply with the Company’s written policies or rules that has caused or is reasonably likely to cause material injury to the Company, its successor, or its affiliates, or any of their business, (iv) conviction of, or plea of “guilty” or “no contest”  to, a felony under the laws of the United States or any state thereof, (v) willful misconduct that has caused or is reasonably likely to cause material injury to the Company, its successor, or its affiliates, or any of their business, (vi) embezzlement, (vii) failure to cooperate with the Company in any investigation or formal proceeding if the Company has requested Participant’s reasonable cooperation, (viii) violation of any applicable federal, state or foreign statutes or laws that govern or regulate employment, pharmaceutical drugs or securities, including but not limited to the laws enforced by the federal Equal Employment Opportunity Commission, Department of Labor, Food and Drug Administration, Securities and Exchange Commission and Department of Justice or (ix) a continued failure to perform assigned duties after receiving written notification of such failure from the Company’s Chief Executive Officer; provided that Participant must be provided with written notice of Participant’s termination for “Cause” and Participant must be provided with a thirty (30) day period following Participant’s receipt of such notice to cure the event(s) that trigger “Cause,” with the Company’s Chief Executive Officer making the final determination whether Participant has cured any Cause. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Parent, Subsidiary or Affiliate, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 28.6.

28.7. “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

28.8. “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

28.9. “Common Stock” means the common stock of the Company.

28.10. “Company” means Aeglea BioTherapeutics, Inc., or any successor corporation.

28.11. “Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

28.12. “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty  percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

28.13. “Director” means a member of the Board.

28.14. “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

28.15. “Effective Date” means the day immediately prior to the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.

28.16. “Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

28.17. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

28.18. “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced.

28.19. “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

28.20. “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(c) in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(d) if none of the foregoing is applicable, by the Board or the Committee in good faith.

28.21. “Good Reason” means, without the Participant’s consent, (i) a material reduction in the Participant’s level of responsibility and/or scope of authority, (ii) a reduction by more than 10% in Participant’s base salary (other than a reduction generally applicable to Participant officers of the Company and in generally the same proportion as for the Participant), or (iii) relocation of the Participant’s principal workplace by more than thirty-five (35) miles from Participant’s then current place of employment. For the purpose of clause (i), a change in responsibility shall not be deemed to occur (A) solely because Participant is part of a larger organization or (B) solely because of a change in title.  For  the Participant to receive the benefits under this Agreement as a result of a voluntary resignation under  this subsection (e), all of the following requirements must be satisfied: (1) the Participant must provide notice to the Company of his or her intent to assert Good Reason within sixty (60) days of the initial existence of one or more of the conditions set forth in subclauses (i) through (iii); (2) the Company will have thirty (30) days (the “Company Cure Period”) from the date of such notice to remedy the condition and, if it does so, the Participant may withdraw his or her resignation or may resign with no benefits; and (3) any termination of employment under this provision must occur within ten (10) days of the earlier of expiration of the Company Cure Period or written notice from the Company that it will not undertake to cure the condition set forth in subclauses (i) through (iii). Should the Company remedy the condition as set forth above and then one or more of the conditions arises again within twelve months following the occurrence of a Change in Control, the Participant may assert Good Reason again subject to all of the conditions set forth herein.

28.22. “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

28.23. “Involuntary Termination” means either (a) termination of Service without Cause or (b) resignation from Service for Good Reason.

28.24. “IRS” means the United States Internal Revenue Service.

28.25. “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary or Affiliate.

28.26. “Option” means an award of an option to purchase Shares pursuant to Section 5.

28.27. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.28. “Participant” means a person who holds an Award under this Plan.

28.29. “Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.

28.30. “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have  been satisfied:

(a) Profit Before Tax;

(b) Sales;

(c) Expenses;

(d) Billings;

(e) Revenue;

(f) Net revenue;

(g) Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization);

(h) Operating income;

(i) Operating margin;

(j) Operating profit;

(k) Controllable operating profit, or net operating profit;

(l) Net Profit;

(m) Gross margin;

(n) Operating expenses or operating expenses as a percentage of revenue;

(o) Net income;

(p) Earnings per share;

(q) Total stockholder return;

(r) Market share;

(s) Return on assets or net assets;

(t) The Company’s stock price;

(u) Growth in stockholder value relative to a pre-determined index;

(v) Return on equity;

(w) Return on invested capital;

(x) Cash Flow (including free cash flow or operating cash flows)

(y) Balance of cash, cash equivalents and marketable securities;

(z) Cash conversion cycle; (aa) Economic value added;

(bb) Individual confidential business objectives; (cc) Contract awards or backlog;

(dd) Overhead or other expense reduction; (ee) Credit rating;

(ff) Completion of an identified special project;

(gg) Completion of a joint venture or other corporate transaction; (hh) Strategic plan development and implementation;

(ii) Succession plan development and implementation; (jj) Improvement in workforce diversity;

(kk) Employee satisfaction; (ll) Employee retention;

(mm) Customer indicators and satisfaction; (nn) New product invention or innovation;

(oo) Research and development expenses;

(pp) Attainment of research and development milestones; (qq) Improvements in productivity;

(rr) Bookings;

(ss) Working-capital targets and changes in working capital; and (tt) Attainment of objective operating goals and employee metrics.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

28.31. “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

28.32. “Performance Share” means an Award granted pursuant to Section 10 or Section 12 of the Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.

28.33. “Performance Unit” means a right granted to a Participant pursuant to Section 10 or Section 12, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee”

28.34. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

28.35. “Plan” means this Aeglea BioTherapeutics, Inc. 2016 Equity Incentive Plan, as amended.

28.36. “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

28.37. “Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

28.38. “Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

28.39. “SEC” means the United States Securities and Exchange Commission.

28.40. “Securities Act” means the United States Securities Act of 1933, as amended.

28.41. “Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days (x) unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or (y) unless provided otherwise pursuant to formal policy adopted from time to time by the Company’s Board and issued and promulgated to employees in writing. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of  or modification to vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave. An employee shall have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor shall not terminate the service provider’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

28.42. “Shares” means shares of Common Stock and the common stock of any successor entity.

28.43. “Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.

28.44. “Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

28.45. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.46. “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

28.47. “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

AEGLEA BIOTHERAPEUTICS, INC. 901 S. MOPAC EXPRESSWAY BARTON OAKS PLAZA ONE SUITE 250 AUSTIN, TX 78746 VOTE BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E45505-P07159 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. AEGLEA BIOTHERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominees(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Class II Directors Nominees: 01) Russell J. Cox 02) Ivana Magovcevic-Liebisch, Ph.D. The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Ratify the appointment of PricewaterhouseCoopers LLP as the Independent registered public accounting firm for the fiscal year ending December 31, 2018. 3. Approve an amendment to the 2016 Employee Stock Purchase Plan to provide for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year for the remaining term of the plan equal to (a) 1.05 of the number of issued and outstanding shares of common stock on December 31 of the immediately preceding year, or (2) a lesser amount as approved by the Board. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney executor, administrator, or other fiduciary, please five full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHING BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com. E45506-P07159 PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AEGLEA BIOTHERAPEUTICS, INC. The undersigned hereby appoints Anthony G. Quinn, Ph.D and Charles N. York II, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Common Stock of Aeglea BioTherapeutics, Inc. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Aeglea BioTherapeutics, Inc. to be held June 7, 2018 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DISCRETION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELEXTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side

D. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK A